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                                 Exhibit 10(g)


                        DEFERRED COMPENSATION AGREEMENT


         THIS AGREEMENT, made and entered into this the   26th   day of
January, 1996, and effective as of the date hereof (the "Effective Date"), between MOBILE GAS SERVICE CORPORATION, an Alabama corporation (hereinafter referred to as the "COMPANY") and JOHN S. DAVIS (hereinafter referred to as the "EMPLOYEE"),

                              W I T N E S S E T H:

         WHEREAS, the EMPLOYEE is currently employed by the COMPANY and is now and will be rendering valuable services to the COMPANY; and

         WHEREAS, it is the desire of the COMPANY to have the benefit of the EMPLOYEE's continued loyalty, service and counsel and also to assist the EMPLOYEE in providing for the contingencies of retirement and death; and

         WHEREAS, in order to assist the EMPLOYEE in providing for the contingencies of retirement and death and to reward him for the value of his past and projected services to the COMPANY, it is the desire of the parties hereto to enter into this Deferred Compensation Agreement.

         NOW, THEREFORE, in consideration of the premises and in consideration of the terms and conditions hereinafter set forth, the parties hereto do hereby agree as follows:



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                 1.       DEFINITIONS.  The following terms, when capitalized,
shall be defined as follows for purposes of this Agreement:

                 (a) "BENEFIT COMMENCEMENT DATE" shall mean the first day of the month following the later of (1) the month in which the EMPLOYEE Retires, if the EMPLOYEE is continuously employed by the COMPANY during the period commencing with the Effective Date and ending on the date the EMPLOYEE attains his Retirement Age, or (2) the month in which occurs the sixty-fifth
(65th) birthday of the EMPLOYEE, whether or not the EMPLOYEE is still living as of such birthday.

                 (b) "RETIRE" shall mean the EMPLOYEE's ceasing employment, for whatever reason, with the COMPANY at any time on or after attaining his Retirement Age, provided the EMPLOYEE has been continuously employed by the COMPANY during the period commencing with the Effective Date and ending on the date the EMPLOYEE attains his Retirement Age.

                 (c) "RETIREMENT AGE" shall mean the sixty-fifth (65th) birthday of the EMPLOYEE.

                 (d) "RETIREMENT BENEFIT" shall mean a monthly benefit paid to the EMPLOYEE each month for the remaining lifetime of EMPLOYEE (i.e., as a single life annuity form of payment) commencing on the Benefit Commencement Date and payable on the first day of each month thereafter equal to the difference between (1) the monthly benefit which would have been paid to the EMPLOYEE in the form of a single life annuity form of payment under the Mobile Gas Service Corporation Retirement Plan (the "Plan"), a tax-qualified employee pension benefit plan sponsored by Mobile Gas Service Corporation, as of the Benefit Commencement Date, based on the EMPLOYEE's employment history with the COMPANY, but assuming for





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purposes of computing the Retirement Benefit hereunder that the EMPLOYEE's years of credited service under the Plan equals the greater of (i) the number of years of credited service actually credited to the EMPLOYEE under the terms of the Plan, or (ii) twenty (20), and (2) the monthly benefit actually payable to the EMPLOYEE in the form of a single life annuity form of payment as of the Benefit Commencement Date under the express terms and provisions of the Plan. For purposes of this definition, the earliest date payments could actually commence to the EMPLOYEE under the express terms and conditions of the Plan after the EMPLOYEE Retires shall be treated as the Benefit Commencement Date.

                 (e) "RETIREMENT LUMP SUM PAYMENT" shall mean a single lump sum cash benefit payable on the Benefit Commencement Date which is the actuarial equivalent of the Retirement Benefit, determined as of the Benefit Commencement Date, computed on the basis of the interest and mortality assumptions in effect under the express terms of the Plan as in effect on the Benefit Commencement Date.

                 (f) "SEVERANCE BENEFIT" shall mean a monthly benefit paid to the EMPLOYEE each month for the remaining lifetime of the EMPLOYEE (i.e., as a single life annuity form of payment) commencing on the Benefit Commencement Date and payable on the first day of each month thereafter equal to two thirds (2/3rds) of the monthly benefit which would have been paid to the EMPLOYEE under the express terms and provisions of the Plan if the EMPLOYEE had Retired on his sixty-fifth (65th) birthday, but based on the EMPLOYEE's actual employment history with the COMPANY as of the date the EMPLOYEE actually ceases employment with the COMPANY, for whatever reason, including death.





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                 (g)      "SEVERANCE LUMP SUM PAYMENT" shall mean a single lump
sum cash benefit payable on the Benefit Commencement Date which is the actuarial equivalent of the Severance Benefit, determined as of the EMPLOYEE's Benefit Commencement Date, computed on the basis of the interest and mortality assumptions in effect under the express terms of the Plan as in effect on the Benefit Commencement Date.

                 (h) "JOINT AND SURVIVOR BENEFIT" shall mean a monthly benefit which is elected by the EMPLOYEE in accordance with the terms of
Section 2 hereof and which is payable to the EMPLOYEE for his lifetime commencing on the EMPLOYEE's Benefit Commencement Date, and continuing to be paid on the first day of each month thereafter until the month in which the EMPLOYEE dies, with fifty percent (50%) of such monthly benefit payable to the EMPLOYEE's wife for her remaining lifetime, if EMPLOYEE is still married as of his death, such monthly benefit to commence on the first day of the month following the month in which the EMPLOYEE dies and shall continue to be paid on the first day of each month thereafter until the month in which the EMPLOYEE's wife dies, such that such joint and survivor monthly benefit has an actuarial value equal to the actuarial value of the EMPLOYEE's Retirement Benefit or Severance Benefit, whichever would otherwise be payable to the EMPLOYEE commencing on the Benefit Commencement Date in the absence of such election. For purposes of determining such actuarial equivalence, the interest and mortality assumptions in effect under the express terms of the Plan as of the EMPLOYEE's Benefit Commencement Date shall be used.





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         2.      PAYMENT OF DEFERRED COMPENSATION.  The EMPLOYEE or the
EMPLOYEE's wife will be paid one of the following amounts in the following manner and according to the following terms and conditions:

                 (a) CESSATION OF EMPLOYMENT PRIOR TO AGE 65. If the EMPLOYEE terminates his employment with the COMPANY for any reason prior to attaining his sixty-fifth (65th) birthday, but after having completed at least five (5) "Years of Service" (as that term is defined in the Plan as in effect on the Effective Date) with the COMPANY, the EMPLOYEE shall have qualified hereunder for a Severance Benefit. If the EMPLOYEE is still living on the Benefit Commencement Date, the COMPANY shall pay to the EMPLOYEE such Severance Benefit commencing on the Benefit Commencement Date. If the EMPLOYEE so elects, in writing on a form satisfactory to the COMPANY, prior to the EMPLOYEE's Benefit Commencement Date, the EMPLOYEE will receive, in lieu of a Severance Benefit otherwise payable hereunder, either a Joint and Survivor Benefit or a Severance Lump Sum Payment, whichever benefit is elected by the EMPLOYEE, provided, however, that a Severance Lump Sum Payment can be elected by, and paid to, the EMPLOYEE if, and only if, the amount of such Lump Sum Payment does not exceed Three Thousand, Five Hundred Dollars ($3,500.00).

                 (b) RETIREMENT BENEFIT. If the EMPLOYEE Retires from the COMPANY, the EMPLOYEE shall have qualified hereunder for a Retirement Benefit. If the EMPLOYEE is still living on the Benefit Commencement Date, the COMPANY shall pay to the EMPLOYEE such Retirement Benefit commencing on the Benefit Commencement Date. If the EMPLOYEE so elects, in writing on a form satisfactory to the COMPANY, prior to the EMPLOYEE's Benefit Commencement Date, the EMPLOYEE will receive in lieu of a Retirement Benefit otherwise





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payable hereunder, either a Joint and Survivor Benefit or a Retirement Lump Sum
Payment, whichever benefit is elected by the EMPLOYEE, provided, however, that a Retirement Lump Sum Payment can only be elected by, and paid to, the EMPLOYEE if, and only if, the amount of such Retirement Lump Sum Payment does not exceed Three Thousand, Five Hundred Dollars ($3,500.00).

                 (c)      DEATH BENEFITS.  If the EMPLOYEE should die either
(1) while having been continuously employed by the COMPANY from and after the Effective Date, or (2) after having terminated employment with the COMPANY, but in either case after having qualified for either a Severance Benefit or a Retirement Benefit in accordance with the preceding provisions of this Section 2, then, notwithstanding anything herein contained to the contrary, the EMPLOYEE's wife, if any, as of such date of death, shall receive from the COMPANY commencing on the Benefit Commencement Date the Joint and Survivor Benefit which would have been paid to the EMPLOYEE's wife on the first day of the month following the Benefit Commencement Date if (i) the EMPLOYEE were still living on the Benefit Commencement Date, (ii) the EMPLOYEE had received the first monthly payment of the Retirement Benefit or Severance Benefit, as the case may be, to which he would have otherwise been entitled to receive hereunder as of such Date, and (iii) the EMPLOYEE died the next day.

         3. AGREEMENT AND BENEFITS NON-ASSIGNABLE. Neither the COMPANY nor the EMPLOYEE nor his wife may assign, pledge, collateralize, or anticipate any rights or benefits under this Agreement. It being the intent of the COMPANY that the benefits provided by this Agreement will be available to assist in the support and maintenance of the EMPLOYEE





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and his wife, the COMPANY wishes to limit the rights of the EMPLOYEE and his wife in a manner which will help assure that such benefits will be available for the support and maintenance of the EMPLOYEE and his wife. Therefore, the benefits provided by this Agreement will not be subject to garnishment, attachment or any other legal process by creditors of the EMPLOYEE or any person or persons.

         4. EMPLOYMENT RIGHTS. This Agreement creates no rights in the EMPLOYEE to continue his employment with the COMPANY for any length of time, nor does it create any rights in the EMPLOYEE or his wife or any obligations on the part of the COMPANY, other than those set forth herein.

         5. GENERAL CREDITOR STATUS OF EMPLOYEE. This Agreement is solely between the COMPANY and the EMPLOYEE. The EMPLOYEE and his wife will have recourse only against the COMPANY for enforcement of his (and her, in certain circumstances as described herein) rights to benefits hereunder and only as a general, unsecured creditor of the COMPANY. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust or escrow account of any kind, or a fiduciary relationship between the COMPANY and the EMPLOYEE, his wife or any other person.

         6. COORDINATION WITH OTHER RETIREMENT PLANS OF THE COMPANY. In consideration for the COMPANY's entering into this Agreement, the





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EMPLOYEE acknowledges and agrees that the deferred compensation which is payable hereunder shall not be construed as compensation for purposes of any other employee pension benefit plan of the COMPANY, insofar as EMPLOYEE's participation in such other employee benefit plan is concerned.

         7. MISCELLANEOUS. This Agreement will be binding upon the beneficiaries, heirs and assigns, and personal representatives of the EMPLOYEE and upon the successors and assigns of the COMPANY.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by affixing their hands and seals to this Agreement, as of the date and year first above written.

                                   MOBILE GAS SERVICE CORPORATION


                                   By: /s/ Charles P. Huffman
                                       ---------------------------------------
                                       As Its: Vice President and Chief
                                               Financial Officer

[AFFIX CORPORATE SEAL]

ATTEST:

/s/ G. Edgar Downing, Jr.
------------------------------------
As its Vice President, Secretary and
  General Counsel

                                        EMPLOYEE



                                        /s/ John S. Davis
                                        --------------------------------------
                                        JOHN S. DAVIS





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